Execution Version
SUBORDINATION AND INTERCREDITOR AGREEMENT
THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of October 31, 2014, by and among PDI, Inc., a Delaware Corporation (the “Borrower”), REDPATH EQUITYHOLDER REPRESENTATIVE, LLC, a Delaware limited liability company (the “Junior Lender”), and SWK Funding LLC, a Delaware limited liability company, as the agent, sole lead arranger and sole bookrunner under the Senior Credit Agreement defined below (together with its permitted successors and assigns in such capacity, including in such capacity under any Permitted Refinancing Debt (as hereinafter defined), the “Senior Agent”).
RECITALS
A.    The Borrower, the other Loan Parties (as defined below) party thereto, the Lenders (as defined in the Senior Credit Agreement) and the Senior Agent have entered into a Credit Agreement of even date herewith (as the same may be amended, amended and restated, supplemented, or otherwise modified from time to time, the “Senior Credit Agreement”, with capitalized terms used herein and not otherwise defined having the meanings provided in the Senior Credit Agreement), pursuant to which, among other things, the Senior Lenders (as hereinafter defined) have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make loans and financial accommodations to the Loan Parties. All of the Loan Parties’ Obligations (as defined in the Senior Credit Agreement) are secured by liens on and security interests in all of the now existing and hereafter acquired real and personal property of the Loan Parties (the “Collateral”) pursuant to the Senior Debt Documents.
B.    The Borrower and the other Loan Parties party thereto have executed a certain Non-Negotiable Subordinated Secured Promissory Note in favor of the Junior Lender (as the same may be amended, amended and restated supplemented or otherwise modified from time to time as permitted hereunder, the “Subordinated Note”).All of the Loan Parties’ obligations under the Subordinated Note are secured by liens on and security interests in the Collateral pursuant to the Subordinated Debt Documents (as hereinafter defined), which liens, as of the date hereof, are second in priority only to liens in favor of the Senior Agent on the terms set forth herein.
C.    As an inducement to and as one of the conditions precedent to the agreement of the Senior Agent and the Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, the Senior Agent and the Senior Lenders have required the execution and delivery of this Agreement by the Junior Lender and the Loan Parties in order to set forth the relative rights and priorities of the Senior Lenders and the Senior Agent under the Senior Debt Documents (as hereinafter defined) and the Junior Lender under the Subordinated Debt Documents (as hereinafter defined).
NOW, THEREFORE, in order to induce the Senior Agent and the Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement and in order to induce the Junior Lender to consummate the transactions contemplated by the Subordinated Debt

Documents, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
1.Definitions. The following terms shall have the following meanings in this Agreement:
“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.
“Borrower” has the meanings set forth in the Preamble. “Collateral” has the meaning set forth in the Recitals.
“Comparable Subordinated Debt Document” means, in relation to any Senior Debt Document, that Subordinated Debt Document (i) that creates a security interest in the same Collateral, granted by the same Loan Party or other obligor, as applicable, or (ii) that relates to comparable obligations owing by the Loan Parties or other obligor to the Junior Lender.
“Distribution” means, with respect to any indebtedness, ownership interest, or other obligations, (a) any payment, transfer or disposition of, or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, ownership interest, or other obligations, (b) any redemption, purchase or other acquisition of such indebtedness, ownership interest, or other obligations by any Person, including without limitation, upon the exercise of any rights with respect of such indebtedness, ownership interest or obligation or (c) the granting of any Lien or security interest to or for the benefit of the holders of such indebtedness, ownership interest, or other obligations, in or upon any property of any Person.
“Documents” means the Senior Debt Documents and the Subordinated Debt Documents, collectively.
“Enforcement Action” means (a) except as permitted under this Agreement, to take from or for the account of the Borrower, any other Loan Party or any guarantor of the Subordinated Debt and Senior Debt, by set-off or in any other manner, the whole or any part of any moneys or other property which may now or hereafter be owing by the Borrower, such other Loan Party or any such guarantor with respect to the Subordinated Debt or Senior Debt, (b) to sue for payment of, or to initiate, continue or participate with others in any suit, action or proceeding against the Borrower, any other Loan Party, any of the Collateral or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or Senior Debt or (ii) commence or continue judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents, Senior Debt Documents or applicable law with respect to the Subordinated Debt or Senior Debt, (c) to exercise any put option or to cause the Borrower, any other Loan Party, or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document or Senior Debt Document, (d) to notify account debtors or directly collect accounts receivable or other payment rights of the Borrower, any other Loan Party, or any such guarantor, (e) to deliver or cause to be delivered any notice, claim or demand relating to the Collateral to any Person in the possession or control of any Collateral or acting as bailee, custodian or agent for any holder of a Lien or security interest in respect of any Collateral, (f) to take or cause to be taken any action to retain, or direct or cause a Loan Party to retain, a restructuring officer, crisis manager or similar Person in respect of a Loan Party, or (g) take any action (or permit or direct an action be taken) under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession or control of or sell, dispose or otherwise realize upon any property or assets of the Borrower, any other Loan Party, the Collateral or any such guarantor.
“indefeasible payment in full” “indefeasibly paid in full” or any variant thereof, whether or not capitalized, when used as a condition to Junior Lender’s ability to accept or enforce performance from the Borrower, any other Loan Party or any guarantor, shall not be interpreted to require that the Junior Lender, as applicable, refrain from receiving or enforcing performance after the Senior Lenders have received payments in cash (or another form which the Senior Agent has indicated in writing is acceptable) in the full amount of the Senior Debt (including any increase in the Senior Debt arising from a Permitted Senior Debt Increase), but shall be regarded as only a reiteration that, should such payments to the Senior Lenders thereafter be avoided, this Agreement shall be reinstated with retroactive effect as provided in Sections 2.2(f) and 17 hereof.
“ Junior Lender” has the meaning set forth in the Preamble.
“Lien” means any lien, security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, now owned or hereafter acquired, whether such interest is based on common law, statute or contract.
“Loan Parties” means, collectively, the Borrower, each other Affiliate of Borrower that is party to the Senior Debt Documents or the Subordinated Debt Documents, or is otherwise liable for any of the Senior Debt or the Subordinated Debt or any of whose property is pledged as security for the Senior Debt or the Subordinated Debt, and their respective successors and assigns.
“Permitted DIP Financing” has the meaning set forth in Section 2.2(g).
“Permitted Refinancing” means any refinancing of the Senior Debt under the Senior Loan Documents, provided, that (i) the financing documentation entered into by the Loan Parties in connection with such Permitted Refinancing constitute Permitted Refinancing Senior Debt Documents and (ii) the maximum amount of the Senior Debt under then in effect at the time of such refinancing is not increased as a result thereof.
“Permitted Refinancing Senior Debt Documents” means any financing documentation which replaces the Senior Loan Documents (or any Permitted Refinancing Senior Debt Documents) and pursuant to which the Senior Debt under the Senior Loan Documents is refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement.
“Permitted Senior Debt Increase” means one or more increases of the Senior Debt via additional term loan advance(s) in connection with the Senior Debt Documents, subject in each case to the following conditions: (i) such increases shall not exceed $10,000,000 in the aggregate without the prior written approval of Junior Lender, (ii) each such increase in, and additional term loan advance of, the Senior Debt is approved by all existing Senior Lenders, (iii) no Senior Default or Subordinated Debt Default has occurred and is continuing as of the date of such increase and (iv) as of the date of such increase, Senior Agent shall not have delivered a Senior Default Notice to Junior Lender in connection with any blockage of Permitted Subordinated Debt Payments pursuant to Section 2.3(a) hereof.
“Permitted Non-Blockable Subordinated Debt Payments” means reimbursement, indemnity and reasonable expenses (including without limitation, reasonable attorneys’ fees, costs and expenses) paid in accordance with the Subordinated Debt Documents in an amount not to exceed $100,000 in any three hundred sixty (360) consecutive day period.
“Permitted Subordinated Debt Payments” means, so long as no Senior Default has occurred and is continuing or would result therefrom, (a) regularly scheduled payments of principal and interest, if any, in accordance with the Subordinated Note and (b) reimbursement of reasonable out-of-pocket costs and expenses in accordance with the terms of the Subordinated Debt Documents, in each case as and when due on a non-accelerated basis.
“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.
“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.
“Reorganization Securities” means any debt or equity securities of a Loan Party that are distributed to the Junior Lender, in respect of Subordinated Debt owing to it pursuant to a confirmed plan of reorganization or adjustment that are subordinated to the Senior Debt to at least the same extent as the Subordinated Debt is subordinated to the Senior Debt hereunder pursuant to written documentation reasonably acceptable to Senior Agent.
“Secured Creditors” means the Senior Lenders and the Junior Lender, collectively.
“Senior Agent” has the meaning set forth in the Preamble.
“Senior Credit Agreement” has the meaning set forth in the Recitals.
“Senior Debt” means all Obligations (as defined in the Senior Credit Agreement), liabilities and indebtedness of every nature of the Loan Parties from time to time owed to the Senior Lenders and/or the Senior Agent under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest (including, without limitation, post-petition interest and interest accrued at the Default Rate (as defined in the Senior Credit Agreement)) and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon, and fees and expenses incurred, after the commencement of a Proceeding, without regard to whether or not such interest, fees and expenses are an allowed claim; provided, however, that in no event shall the principal amount of the Senior Debt exceed the sum of (i) $20,000,000, plus (ii) the amount funded by Senior Lenders (if any) in connection with a Permitted Senior Debt Increase, plus (iii) the aggregate amount outstanding of any protective advances made at any time by the Senior Lenders in accordance with the terms of the Senior Credit Agreement, plus (iv) in connection with any Permitted DIP Financing, up to an additional 10% of the then outstanding principal balance of the Senior Debt as of the date of the filing of any Proceeding, less the aggregate amount of all principal payments made on the term loan obligations under the Senior Credit Agreement, provided, that Senior Debt shall not include: (x) any increase in the principal amount of the Senior Debt after giving effect to the initial term loan made at the closing on the Senior Debt Documents which does not constitute a Permitted Senior Debt Increase and (y) default interest (but not any other interest), exit fees or prepayment fees or other loan fees each arising from a Senior Default, that are disallowed in any Proceeding with respect to the Borrower or any Loan Party. For all purposes hereunder, the Senior Debt shall also include all indebtedness, obligations and liabilities of any Loan Party to repay any amounts previously paid by any such Loan Party pursuant to the Senior Debt Documents, which amounts have been returned to the Loan Party, to the Loan Party’s bankruptcy estate, to a trust or similar structure established under a plan of reorganization or liquidation of the Loan Party or to a trustee or similar Person by any Senior Lender pursuant to Sections 542, 544, 545, 547, 548, 549, 550, 553 and 724(a) of the Bankruptcy Code or otherwise under other applicable legislation.
“Senior Debt Documents” means the Senior Credit Agreement, the Senior Loan Documents and, after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Debt Documents.
“Senior Default” means a “Default” or “Event of Default” as defined in the Senior Credit Agreement, or any condition or event that, after notice or lapse of time or both, would constitute such an Default or Event of Default (if that condition or event were not cured or removed within any applicable grace or cure period set forth therein).
“Senior Default Notice” means a written notice from the Senior Agent to the Junior Lender pursuant to which the Junior Lender is notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default.
“Senior Lenders” means the Lenders under the Senior Loan Documents and any other holder of Senior Debt.
“Senior Loan Documents” means the Senior Credit Agreement, the Loan Documents (as defined therein) and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.
“Standstill Period” has the meaning set forth in Section 2.4(a).

“Subordinated Debt” means all obligations, liabilities and indebtedness of every nature of the Loan Parties from time to time owed to the Junior Lender under the Subordinated Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon, and fees and expenses incurred, after the commencement of a Proceeding, without regard to whether or not such interest, fees and expenses are an allowed claim.
“Subordinated Debt Default” means any “Event of Default” under Section 9 of the Subordinated Note, or any condition or event that, after notice or lapse of time or both, would constitute such an event of default (if that condition or event were not cured or removed within any applicable grace or cure period set forth therein).
“Subordinated Debt Default Notice” means a written notice from the Junior Lender or the Borrower to the Senior Agent pursuant to which the Senior Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default.
“Subordinated Debt Documents” means the Subordinated Note, that certain IP Security Agreement executed by Loan Parties in favor of Junior Lender, that certain Guarantee and Collateral Agreement executed by Loan Parties in favor of Junior Lender and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder.
“Subordinated Note” has the meaning set forth in the Recitals.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.
2.    Subordination
2.1.    Subordination of Subordinated Debt to Senior Debt. Each Loan Party covenants and agrees, and the Junior Lender likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents or as a matter of law, that in or outside of a Proceeding the payment of any and all of the Subordinated Debt shall be and is hereby expressly made subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash (or another form which the Senior Agent has indicated in writing is acceptable) of all Senior Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.
2.2.    Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving the Borrower or any other Loan Party or any of their respective property or assets:
(a)    All Senior Debt shall first be indefeasibly paid in full in cash (or another form which the Senior Agent has indicated in writing is acceptable) before any Distribution, whether in cash, securities or other property (other than Reorganization Securities), shall be made to the Junior Lender or any Junior Lender on account of any Subordinated Debt.
(b)    Any Distribution, whether in cash, securities or other property (other than Reorganization Securities) which would otherwise, but for the terms hereof, be payable or deliverable in respect of any Subordinated Debt shall be paid or delivered directly to the Senior Agent (to be held and/or applied by the Senior Agent in accordance with the terms of the Senior Debt Documents) until all Senior Debt is indefeasibly paid in full in cash (or another form which the Senior Agent has indicated in writing is acceptable). The Junior Lender, irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator, or other Person having authority, to pay or otherwise deliver (or cause the same) all such Distributions to the Senior Agent (other than any Distribution constituting a Permitted Subordinated Debt Payment that was received by the Junior Lender at a time when such payment was permitted by the terms of this Agreement which was prior to the commencement of the applicable Proceeding) until all Senior Debt is indefeasibly paid in full in cash (or another form acceptable to the Senior Agent in writing), and thereafter, to pay or otherwise deliver them to the Junior Lender. The Junior Lender also irrevocably authorizes and empowers the Senior Agent, in the name of Junior Lender, to demand, sue for, collect and receive any and all such Distributions.
(c)    The Junior Lender agrees not to initiate, prosecute, or participate in (or directly or indirectly cause or support any other Person to do the same) any claim, action, or other proceeding challenging the enforceability, validity, perfection, or priority of the Senior Debt, or any Liens and security interests securing the Senior Debt. The Senior Agent agrees not to initiate, prosecute, or participate in (or directly or indirectly cause or support any other Person to do the same) any claim, action, or other proceeding challenging the enforceability, validity, perfection, or priority of the Subordinated Debt, or any Liens and security interests securing the Subordinated Debt, to the extent such Liens and security interests are expressly permitted hereunder.
(d)    Following the indefeasible payment in full in cash (or another form which the Senior Agent has indicated in writing is acceptable) of the Senior Debt, any Distribution which may be payable to or deliverable in respect of the Subordinated Debt shall be paid to the Junior Lender for application in satisfaction of the Subordinated Debt until such time as all the Subordinated Debt shall have been paid in full in cash.
(e)    The Junior Lender hereby irrevocably authorizes, empowers and appoints the Senior Agent its agent and attorney-in-fact to (i) prepare, execute, verify, deliver, and file commercially reasonable proofs of claim in respect of the Subordinated Debt upon the failure of the Junior Lender promptly to do so prior to 15 Business Days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of the Junior Lender to do so prior to 10 Business Days before the expiration of the time to vote any such claim; provided, the Senior Agent shall have no obligation or duty to prepare, execute, verify, deliver, file, and/or vote any such proof of claim (and its action or inaction shall not give rise to any claims or liability against the Senior Agent or any Senior Lender under this Agreement or otherwise). In the event that the Senior Agent votes any claim in accordance with the authority granted hereby, the Junior Lender shall not be entitled to change or withdraw such vote.
(f)    The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Agent, the Senior Lenders and the Junior Lender, in or outside of a Proceeding, even if all or part of the Senior Debt, or any payments or proceeds thereof or of the Collateral, or the Liens or security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding or otherwise, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt or proceeds of Collateral thereof is rescinded, avoided, subordinated, invalidated or must otherwise be returned or set aside (including, without limitation, by settlement of any claim for such avoidance or recission or similar recovery) by any holder of Senior Debt or any representative of such holder.
(g)    So long as any Senior Debt has not been indefeasibly paid in full in cash (or another form which the Senior Agent has indicated in writing is acceptable), without the express prior written consent of the Senior Agent, Junior Lender shall not (and shall not support any other Person in order to) (i) with respect to any rights under any Subordinated Debt Document, seek in respect of any part of the Collateral or proceeds thereof or any Lien which may exist thereon, any relief from or modification of the automatic stay as provided in Section 362 of the Bankruptcy Code or, seek or accept any form of adequate protection under either or both Sections 362 and 363 of the Bankruptcy Code with respect thereto; (ii) oppose or object to Senior Agent and/or any Senior Lender obtaining a Lien or grant of administrative claim in connection with a grant of adequate protection, use of cash collateral or post-petition financing under Sections 362, 363 or 364 of the Bankruptcy Code; (iii) oppose or object to the use of cash collateral by any Loan Party that is supported by the Senior Agent; (iv) oppose or object to any post-petition financing (including without limitation any debtor-in-possession financing) provided by Senior Agent and/or any of the Senior Lenders or provided by a third party pursuant to Section 364 of the Bankruptcy Code (including without limitation on a priming basis) on terms acceptable to Senior Agent provided that the aggregate amount of such DIP Financing provided by the Senior Lenders and any cash collateral use shall not exceed 110% of the then outstanding principal balance of the Senior Debt as of the date of filing of the Proceeding (“Permitted DIP Financing”), (v) oppose or object to or withhold consent from the disposition of assets by any Loan Party under Section 363 of the Bankruptcy Code that is supported by the Senior Agent so long as (x) the Liens of the Junior Lender attach to the proceeds of such disposition in the order and priority set forth herein, (y) the proceeds of such disposition shall be applied to the Senior Debt in accordance with Section 2.7 and (z) the application of such proceeds to the principal portion of the Senior Debt shall result in a permanent reduction of the Senior Debt, in the amount of such proceeds so applied; (vi) make an election pursuant to Section 1111(b) of the Bankruptcy Code; (vii) oppose or object to the determination of the extent of any Liens held by any of the Senior Agent and/or the Senior Lenders; (viii) oppose or object to the payment of interest and expenses of the Senior Agent and/or the Senior Lenders as provided under Sections 363 or 506(b) and (c) of the Bankruptcy Code; (ix) assert or enforce, at any time when any Senior Debt exists, any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Senior Debt for costs or expenses of preserving or disposing of any Collateral;

(x) serve as a formal plan proponent of any plan of reorganization or liquidation or similar dispositive restructuring plan that (A) does not expressly provide for the indefeasible payment in full in cash of the Senior Debt concurrently with the confirmation of such plan or (B) impairs in any way the rights and remedies of the Senior Agent or any Senior Lender under the Senior Debt Documents or under this Agreement, provided that nothing herein shall prohibit Junior Lender from voting for a plan that does not meet the conditions of (A) and (B) herein so long as such plan is otherwise consistent with the priorities and preferences (and Junior Lender’s obligations) as set forth in this Agreement; or (x) object to, contest or oppose in any manner the exercise by the Senior Agent or any Senior Lender of the right (or amount) to “credit bid” the Senior Debt pursuant to Section 363(k) of the Bankruptcy Code or other applicable law in any Proceeding (it being understood that nothing in this Agreement shall be deemed to prohibit the Junior Lender or any Junior Lender from “credit bidding” the Subordinated Debt pursuant to Section 363(k) of the Bankruptcy Code or other applicable law in any Proceeding, so long as the aggregate amount of any bid by the Junior Lender or the Junior Lender includes a cash payment sufficient for the indefeasible payment in full of the Senior Debt). Notwithstanding the foregoing, in connection with any Proceeding, the Junior Lender may seek or request adequate protection replacement Liens in respect of the Collateral but only if the Senior Lenders are granted adequate protection Liens, and then such adequate protection Liens granted in favor of the Junior Lender may be granted only in the same Collateral as the Senior Lenders’ adequate protection Lien is granted, and such Lien granted to the Junior Lender shall be subordinated to the Liens securing the Senior Debt (and any cash collateral usage or DIP Financing (as defined below)) on the same basis as the Liens securing the Subordinated Debt are subordinated to the Liens securing the Senior Debt hereunder. If and to the extent any such additional or replacement Liens are insufficient to provide adequate protection of the interests of the Junior Lender, any claim of the Junior Lender under Section 507(b) of the Bankruptcy Code shall be subordinate in right of payment to any claim of the Senior Agent and Senior Lenders consistent with this Agreement. In addition, the Junior Lender may seek adequate protection with respect to its rights in the Collateral in the form of cash payments solely with respect to interest on the Subordinated Debt, but only if the Senior Lenders are granted adequate protection in the form of cash payments with respect to interest on the Senior Debt. If the Junior Lender receives post-petition interest and/or adequate protection payments in any Proceeding and the Senior Lenders do not receive indefeasible payment in full in cash (or another form which the Senior Agent has indicated in writing is acceptable) of all Senior Debt upon the effectiveness of any plan of reorganization or liquidation for, or conclusion of, the Proceeding, then the Junior Lender shall segregate and pay over to the Senior Lenders the amount of adequate protection payments and/or post-petition interest received up to the amount of the shortfall in payment in full of the Senior Debt. Notwithstanding the foregoing, the Senior Lenders shall not be deemed to have consented to, and expressly retain their right to object to, the grant of adequate protection in the form of cash payments to the Junior Lender.
2.3.    Subordinated Debt Payment Restrictions.
(a)    Notwithstanding the terms of the Subordinated Debt Documents, each Loan Party hereby agrees that it may not make, and the Junior Lender hereby agrees that it will not demand or accept and it will not permit any Junior Lender to demand or accept, any Distribution on account of any Subordinated Debt until the Senior Debt is indefeasibly paid in full in cash (or another form which the Senior Agent has indicated in writing is acceptable), in each case other than Permitted Subordinated Debt Payments. Notwithstanding the forgoing, each Loan Party and the Junior Lender further agree that, subject to the limitations set forth in Section 2.3(d) below, no Permitted Subordinated Debt Payment may be made by any Loan Party or accepted by the Junior Lender or any Junior Lender if, at the time of such payment, the Junior Lender shall have received a Senior Default Notice from the Senior Agent stating that one or more Senior Defaults identified in the applicable Senior Default Notice exist or would be created by the making of such payment, unless and until (A) Junior Lender has received written notice from Senior Agent that each such Senior Default has been cured or waived, (B) the payment of the Senior Debt in full in cash (or another form which the Senior Agent has indicated in writing is acceptable), or (C) 180 days shall have elapsed since the date such Senior Default Notice was received by the Junior Lender; provided, however, that notwithstanding anything to the contrary set forth herein (including the receipt by the Junior Lender of a Senior Default Notice), the Junior Lender may take and Borrower may make Permitted Non-Blockable Subordinated Debt Payments at any time.
(b)    The Loan Parties shall resume making Permitted Subordinated Debt Payments in respect of the Subordinated Debt (including payments that were blocked pursuant to Section 2.3(a) above) only upon the earlier to occur of (A) the cure or waiver of all such Senior Defaults identified in the applicable Senior Default Notice, and receipt by Junior Lender of written notice from Senior Agent of such cure or waiver, (B)    the payment of the Senior Debt in full in cash (or another form which the Senior Agent has indicated in writing is acceptable) and the irrevocable termination in writing of all commitments to lend or otherwise extend credit under the Senior Debt Documents, or (C)    the expiration of such 180 day period described in Section 2.3(a) above).
(c)    No Senior Default shall be deemed to have been cured or waived for purposes of this Section 2.3 unless and until each of the Borrower and the Junior Lender shall have received a written confirmation thereof from the Senior Agent. The Senior Agent shall promptly deliver a written notice to the Junior Lender after waiver or cure of any Senior Default.
(d)    Notwithstanding any provision of this Section 2.3 to the contrary:
(i)    solely for purposes of Section 2.3(a) the Senior Agent may deliver a Senior Default Notice not more than two (2) times during the term of the Senior Credit Agreement, and at least ninety (90) days must pass between any such Senior Default Notices delivered pursuant to Section 2.3(a) (i.e. Senior Agent shall not have the right to block any three (3) consecutive quarterly payments under the Subordinated Note pursuant to its rights under Section 2.3(aV);
(ii)    the failure of any Loan Party to make any Distribution with respect to the Subordinated Debt by reason of the operation of this Section 2.3 shall not be construed as preventing the occurrence of a Subordinated Debt Default under the applicable Subordinated Debt Documents; and
(iii)    the provisions of this Section 2.3 shall not apply at any time at which Section 2.2 would be applicable.

2.4.    Subordinated Debt Permanent Standstill.
(a)    Until the Senior Debt is indefeasibly paid in full in cash (or another form which the Senior Agent has indicated in writing is acceptable), the Junior Lender, on behalf of itself and the Subordinated Creditors, shall not, without the prior written consent of the Senior Agent, take any Enforcement Action with respect to the Subordinated Debt until the passage of 180 days from the date of receipt by the Senior Agent of a Subordinated Debt Default Notice (the “Standstill Period”), provided that solely with respect to any Enforcement Action that relates to the Collateral, the Junior Lender shall not commence such Enforcement Action until 45 days after the Senior Agent’s receipt of written notice of Subordinated Creditor’s intention to take any such Enforcement Action after expiration of the Standstill Period (which written notice may be issued during the Standstill Period), if any Subordinated Debt Default described therein shall not have been cured or waived within such period; provided, further that notwithstanding anything herein to the contrary, in no event shall Subordinated Creditor take any Enforcement Action with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, the Senior Agent or the Senior Lenders shall have commenced and are diligently pursuing Enforcement Action with respect to all or substantially all of the Collateral (prompt notice of such exercise to be given to the Subordinated Creditor by Senior Agent).
(b)    Notwithstanding the foregoing, inside or outside of a Proceeding, the Junior Lender may (i) declare a default or event of default under the Subordinated Debt Documents and declare or join in the declaration of the Subordinated Debt to be due and payable or otherwise accelerate the maturity of the principal of the Subordinated Debt, accrued interest thereon, prepayment premium or other amounts due thereunder; (ii) file a claim or statement of interest with respect to the Subordinated Debt; (iii) take any action (not adverse to the priority, status, extent or enforceability of the Liens on the Collateral securing the Senior Debt, or the rights of any Senior Agent or the Senior Lenders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral; (iv) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Lender, including any claims secured by the Collateral, if any, in each case, in accordance with the terms of this Agreement; (v) subject to the rights of the Senior Agent under Section 2.2, vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with applicable law and the terms of this Agreement (including, without limitation, Section 2.2); (vi) unless objected to by Senior Agent and subject to Section 2.2, exercise any of its rights or remedies with respect to the Collateral during a Proceeding; and (vii) subject to Section 2.2, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Loan Parties arising under any Proceeding, the Bankruptcy Code or applicable non-bankruptcy law, so long as such actions are not adverse to and would not conflict with this Agreement; provided that in the event that any Junior Lender becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Subordinated Debt, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including without limitation in relation to the Senior Debt) as the other Liens securing the Subordinated Debt are subject to this Agreement.

(c)    If Junior Lender shall receive any Distribution on account of the Subordinated Debt in connection with any Enforcement Action exercised in accordance with this Section 2.4 or otherwise, Junior Lender shall segregate and hold such payment in trust for the benefit of the Senior Agent and the Senior Lenders and promptly pay it over to Senior Agent for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is indefeasibly paid in full in cash (or another form acceptable to the Senior Agent in writing).
2.5.    Incorrect Payments. Both in and outside of a Proceeding, and until the Senior Debt has been indefeasibly paid in full in cash (or another form which the Senior Agent has indicated in writing is acceptable), if any Collateral or proceeds thereof or Distribution on account of the Subordinated Debt not permitted to be made by the Borrower or any Loan Party or accepted by the Junior Lender or any Junior Lender under this Agreement is received by the Junior Lender or any Junior Lender, such Collateral or proceeds thereof and/or Distribution shall be segregated and deemed to be held in trust by the Junior Lender for the benefit of the Senior Agent and the Senior Lenders, and shall be promptly paid over to the Senior Agent for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is indefeasibly paid in full in cash (or another form which to the Senior Agent has indicated in writing is acceptable) and all commitments to lend or otherwise extend credit under the Senior Debt Documents have irrevocably terminated in writing.
2.6.    Subordination of Liens and Security Interests. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens and security interests of Junior Lender in the Collateral, until the Senior Debt has been indefeasibly paid in full in cash, any Liens and security interests of the Junior Lender in the Collateral which may exist from time to time (whether the same exist in breach of this Agreement or otherwise) shall be and hereby are subordinated for all purposes and in all respects to the Liens and security interests of the Senior Agent and the Senior Lenders in the Collateral, regardless of the time, manner, perfection or order of perfection of any such Liens and security interests. The Junior Lender, on behalf of itself and the Junior Creditors, agrees that it will not, and will not cause or support any other Person to, at any time contest, seek to avoid or subordinate the validity, perfection, priority, extent or enforceability of the Senior Debt, the Senior Debt Documents, this Agreement or any Liens and security interests of the Senior Agent and the Senior Lenders in the Collateral securing the Senior Debt. The Junior Lender agrees that it will not acquire any Lien on or security interest in any property or asset unless the Senior Agent, for the benefit of the Senior Lenders, has a senior, valid, perfected and enforceable Lien on and security interest in such property or asset pursuant to the Senior Loan Documents. Subject to compliance with the terms of this Agreement, the Senior Agent, on behalf of itself and the Senior Lenders, agrees that it will not, and will not cause or support any other Person to, at any time contest, or seek to avoid the validity, perfection, priority, extent or enforceability of the Subordinated Debt, the Subordinated Debt Documents, this Agreement or any Liens and security interests of the Junior Lender in the Collateral securing the Subordinated Debt permitted hereunder. The Senior Agent agrees that it will not acquire any Lien on or security interest in any property or asset unless the Junior Lender is permitted to obtain valid, perfected and enforceable Lien on and security interest in such property or asset pursuant to the Subordinated Debt Documents, and is also expressly permitted, pursuant to this Agreement, to obtain a Lien on and security interest in such property or asset, subordinate only to the Liens of the Senior Agent pursuant to the Senior Debt Documents.
2.7.    Application of Proceeds from Sale or other Disposition of the Collateral. Subject to Section 2.2(g) and Section 2.11, in the event of any sale, transfer or other disposition (including without limitation a casualty loss, taking through eminent domain or otherwise) of the Collateral, the proceeds resulting therefrom (including without limitation insurance proceeds) shall be applied in accordance with the terms of the Senior Debt Documents or as otherwise consented to by the Senior Agent and Required Lenders (as defined in the Senior Credit Agreement) until such time as the Senior Debt is indefeasibly paid in full in cash; provided (A) the Liens of the Junior Lender attach to the proceeds of such disposition, and (B) any such proceeds received after any Enforcement Action by Senior Agent are applied first, in permanent reduction of the Senior Debt, and, following the indefeasible payment in full of the Senior Debt, to the Subordinated Debt.
2.8.    Sale, Transfer or other Disposition of Subordinated Debt
(a)    The Junior Lender shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to the Senior Agent a joinder agreement substantially similar to the agreement attached hereto as Exhibit A, providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of the Senior Agent and the Senior Lenders arising under this Agreement.
(b)    Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Junior Lender, as provided in Section 11 hereof.
2.9.    Legends. Until the termination of this Agreement in accordance with Section 17 hereof, the Junior Lender will cause to be clearly, conspicuously and prominently inserted on the face of each agreement, document and/or instrument representing or evidencing any of the Subordinated Debt, the following legend:
“This instrument/agreement and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of October 31, 2014, by and among PDI, Inc., a Delaware Corporation (the “Borrower”), RedPath Equityholder Representative, LLC, a Delaware limited liability company (together with its permitted successors and assigns in such capacity, the “Junior Lender”), and SWK Funding LLC, a Delaware limited liability company, as the agent, sole lead arranger and sole bookrunner under the Senior Credit Agreement defined below (together with its permitted successors and assigns in such capacity, including in such capacity under any Permitted Refinancing Debt (as hereinafter defined), the “Senior Agent), to the indebtedness (including interest)

owed pursuant to that certain Credit Agreement dated as of October 31, 2014, among the Borrower, the lenders party thereto from time to time, and the Senior Agent, as such Credit Agreement has been and hereafter may be amended, supplemented, or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”
2.10.    Perfection; Delivery of Collateral; Deposit Accounts.
(a)    In the event that the Senior Agent (or any Senior Lender) takes possession of or has “control” (as such term is used in the Uniform Commercial Code as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Liens therein (including, without limitation, stock certificates, depository accounts and any deposit account control agreements), the Senior Agent (or such Senior Lender) shall hold such Collateral as representative and bailee for the Senior Lenders and the Junior Lender, solely for the purpose of perfecting the Liens thereon under the Uniform Commercial Code. Notwithstanding anything to the contrary contained herein, the Senior Agent (or such Senior Lender) shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Junior Lender and shall not have by reason of this Agreement a fiduciary relationship to the Junior Lender or any Junior Lender, and Junior Lender hereby waives and releases the Senior Agent (or such Senior Lender) from any and all claims and liabilities arising pursuant to its role as such representative of the Junior Lender. Promptly following the indefeasible payment in full in cash of the Senior Debt, the Senior Agent (or such Senior Lender) shall, upon the written request of the Junior Lender, (i) deliver the remainder of such Collateral, if any, in its possession to the designee of the Junior Lender (except as may otherwise be required by applicable law or court order or in connection with a Permitted Refinance) (ii) as it relates to any deposit account control agreements and/or lockbox agreements in favor of Senior Agent in relation to the Collateral, continue to serve as the secured party under such agreements for a reasonable period of time in accordance with this Section 2.10(a) until Junior Lender and the applicable loan parties enter into replacement agreements in relation to such deposit accounts and/or lockbox accounts.
(b)    In the event that the Junior Lender or any Junior Lender takes possession of or has “control” (as such term is used in the Uniform Commercial Code as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Liens therein (including, without limitation, stock certificates or depository accounts maintained by it), the Junior Lender shall (or shall cause such Junior Lender to) hold such Collateral as representative and bailee for the Senior Agent and the Senior Lenders, solely for the purpose of perfecting the Liens thereon under the UCC. Notwithstanding anything to the contrary contained herein, the Junior Lender shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Senior Agent or any Senior Lender and shall not have by reason of this Agreement a fiduciary relationship to the Senior Agent or any Senior Lender, and the Senior Agent (or such Senior Lender) hereby waives and releases the Junior Lender from any and all claims and liabilities arising pursuant to its role as such representative of the Senior Agent or any Senior Lender. Upon receipt, the

Junior Lender shall promptly deliver all such Collateral, if any, in its possession to the Senior Agent.
(c)    It is understood and agreed that this Section 2.10 is intended solely to assure continuous perfection of the Liens granted under the applicable Senior Debt Documents and Subordinated Debt Documents, and nothing in this Section 2.10 shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement. The duties of each party under this Section 2.10 shall be mechanical and administrative in nature, and no party shall have, or be deemed to have, by reason of this Section 2.10 a fiduciary relationship in respect of the other party.
2.11.    Release of Collateral. Without limiting any of the rights (including without limitation any of the foreclosure rights) of the Senior Lenders or Senior Agent under the Senior Debt Documents, or any documents delivered to secure the Obligations of the Loan Parties to Senior Lenders or Senior Agent in connection therewith or under the provisions of any applicable law, and without placing any obligation on the part of Senior Agent to follow any of the following provisions in order to retain its priority status hereunder, in the event that the Senior Lenders or Senior Agent release or discharge their security interests (or consent to the release or discharge of their security interests) in, or Liens upon, any Collateral which is subject to a Lien in favor of Junior Lender in connection with the sale or other disposition or transfer of such Collateral in accordance with the terms of the Senior Credit Agreement (as in effect as of the date of this Agreement), such Collateral shall thereupon be deemed to have been released from all such Liens in favor of the Junior Lender, if any. Junior Lender agrees that within ten (10) days following Senior Agent’s and/or Borrower’s written request therefor, it will execute, deliver and file any and all such termination statements, Lien releases and other agreements and instruments as Senior Agent or Borrower reasonably deems necessary or appropriate in order to give effect to the preceding sentence. Junior Lender hereby irrevocably appoints Senior Agent the true and lawful attorney of Junior Lender for the purpose of effecting any such executions, deliveries and filings. In addition, in the event Senior Agent or Senior Lenders release or discharge their security interests (or consent to the release or discharge of their security interest) in, or Lien upon, any Collateral which is subject to a Lien in favor of Junior Lender in connection with the sale or other disposition or transfer of the Collateral which is permitted under the terms of the Subordinated Debt Documents, such Collateral shall thereupon also be deemed to have been released from all such Liens in favor of the Junior Lender, if any, in accordance with terms set forth above.
2.12.    Requirement of Notice. Junior Lender agrees to notify Senior Agent promptly upon obtaining knowledge of the happening of any of the following: (i) the occurrence of any Subordinated Debt Default or other default under any Subordinated Debt Document and (ii) the waiver by Junior Lender of any such Subordinated Debt Default or other default under any of the Subordinated Debt Documents. Senior Agent agrees to notify Junior Lender promptly upon obtaining knowledge of the happening of any of the following: (i) the occurrence of any Senior Default; and (ii) the waiver by Senior Agent of any Senior Default.
2.13.    Right to Purchase Senior Debt.
(a)    If the Senior Debt has been accelerated by the Senior Lenders, or any

Enforcement Action has been commenced by the Senior Lenders and is continuing under the Senior Debt Documents (each of the foregoing, a “Purchase Option Event”), upon ten (10) Business Days prior written notice by Junior Lender to Senior Agent, which notice shall be, and shall provide that it is, irrevocable (the “Purchase Notice”), the Junior Lender shall have the right to purchase (the “Loan Purchase”), in whole but not in part, the Senior Debt as provided herein. On the date that is specified in the Purchase Notice, which shall not be less than ten (10) Business Days nor more than fifteen (15) calendar days after receipt by the Senior Agent of the Purchase Notice (the “Purchase Date”), the Junior Lender shall purchase from the Senior Lenders all of the Senior Debt for a purchase price in cash in immediately available funds equal to the Loan Purchase Price. For purposes of this Agreement, “Loan Purchase Price” shall equal the outstanding amount of the Senior Debt as of such date of determination.
(b)    The Loan Purchase shall be consummated pursuant to documentation mutually acceptable to the parties and shall contain such provisions as are customary in such documents. Concurrently with payment to an account or accounts designated by the Senior Agent for the benefit of the Senior Lenders, by wire transfer of immediately available funds, of the Loan Purchase Price, the Senior Lenders shall, at the sole cost and expense of the Junior Lender, (i) deliver or cause to be delivered to Junior Lender, all Senior Debt Documents, as amended and supplemented, then held by or on behalf of Senior Lenders and (ii) execute in favor of Junior Lender or its designee, assignment documentation, in form and substance reasonably acceptable to Junior Lender and the Senior Lenders, to assign the Senior Debt, the Collateral and the rights of the Senior Lenders under the Senior Debt Documents (but without recourse and without representations or warranties of any kind by Senior Agent or any Senior Lender, except for customary representations as to authority, title, no conflict, the outstanding balance of the Senior Debt and as to Senior Lenders not having released, assigned or encumbered any rights in the Collateral or the Senior Debt Documents).
(c)    Senior Agent shall notify Junior Lender in writing (each such notice, a “Senior Agent Notice”) following the occurrence of each Purchase Option Event.
(d)    Nothing in this Section shall affect or otherwise restrict any of the rights or remedies of the Senior Agent or any of the Senior Lenders including, without limitation, any rights to commence, continue or prosecute any Enforcement Action related to, or accelerate, the Senior Debt, provided that the Senior Agent and the Senior Lenders, to the extent they may do so without prejudice to the rights of the holders of the Senior Debt, shall suspend the prosecution of any Enforcement Action during the period following their receipt of a Purchase Notice through the Purchase Date.
3.    Modifications.
3.1.    Modifications to Senior Debt Documents. The Senior Lenders may at any time and from time to time without the consent of or notice to the Junior Lender, without incurring liability to the Junior Lender and without impairing or releasing the obligations of the Junior Lender under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt; provided that Senior Lenders shall not (i) increase the interest rate margins, Synthetic Royalty

Payment requirements, exit fees or prepayment fees, or any other recurring, monthly, quarterly or annual fees with respect to the Senior Debt that would result in an increase in the fees and interest payable by Borrower under the Senior Debt Documents of more than five hundred (500) basis points in the aggregate (other than as a result of the imposition of interest at the Default Rate in accordance with the terms of the Senior Debt Documents as in effect as of the date of this Agreement), or (ii) shorten the final maturity or any other scheduled payment for principal, interest or any other amount in respect of the Senior Debt by more than 180 days, (iii) change any redemption or prepayment provisions of the Senior Debt, except to extend their effective dates, (iv) increase the principal amount of the Senior Debt other than pursuant to a Permitted Senior Debt Increase or as otherwise set forth in the definition of Senior Debt, (v) subordinate the Liens of the Senior Agent on the Collateral securing the Senior Debt other than in connection with the revolving loan facility described in Section 3.3 hereof, (vi) add any new financial covenant(s) or event(s) of default, or modify any existing financial covenant in a manner that would be more restrictive to Borrower than what is in place as of the date hereof by more than 10%, (vii) take any additional Liens or security interests in any assets of the Borrower, any Loan Party or any guarantor of the Senior Debt to the extent that the Subordinated Debt Documents do not provide for assets to automatically become subject to the security grant in favor of Junior Lender and/or Junior Lender otherwise gets a subordinated lien in such assets in accordance with the priorities set forth in this Agreement, (viii) otherwise prohibit the payment of the Subordinated Debt other than pursuant to the terms of this Agreement. The Borrower shall give the Junior Lender prompt written notice of all amendments, waivers or modifications to, or any new, Senior Debt Documents. Notwithstanding anything set forth in this Agreement or the Subordinated Debt Documents to the contrary, there shall be no restrictions on any voluntary prepayment of the Senior Debt by Borrower that is made in accordance with the Senior Credit Agreement.
3.2.    Modifications to Subordinated Debt Documents. Until the Senior Debt has been indefeasibly paid in full in cash (or another form acceptable to the Senior Agent in writing), and notwithstanding anything to the contrary contained in any Subordinated Debt Documents, Junior Lender shall not, without the prior written consent of the Senior Agent, agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to (a) increase the maximum principal amount of the Subordinated Debt; (b) increase the interest rate with respect to the Subordinated Debt payable upon an Subordinated Debt Default by more than three hundred (300) basis points; (c) shorten the dates upon which payments of principal on the Subordinated Debt are due; (d) make more restrictive, or add, any event of default or any covenant with respect to the Subordinated Debt; (e) change any redemption or prepayment provisions of the Subordinated Debt, except to extend their effective dates; (f) alter the subordination provisions with respect to the Subordinated Debt in any manner that would be adverse to the Senior Lenders, including, without limitation, subordinating the Subordinated Debt to any other indebtedness; (g) take any additional Liens or security interests in any assets of the Borrower, any Loan Party or any guarantor of the Subordinated Debt; or (h) change or amend any other term of the Subordinated Debt Documents if such change or amendment would result in a Senior Default, materially increase the obligations of the Borrower (taken as a whole), any Loan Party or any guarantor of the Subordinated Debt or confer additional material rights on Junior Lender or any other holder of the Subordinated Debt in a manner materially adverse to the Borrower, any Loan Party, any such guarantor or the Senior Lenders. Notwithstanding the foregoing, if the Senior Debt Documents are amended or otherwise modified to provide for additional covenants or events of default, or to make more restrictive or onerous any existing covenants or events of default applicable to the Loan Parties, then the comparable provisions of the Comparable Subordinated Debt Documents may be similarly amended or modified to provide for such additional covenants or events of default or such more restrictive covenants or events of default, as the case may be, so long as, in each case, any cushion or step-back between the Senior Debt Documents and the Subordinated Debt Documents is maintained in connection therewith.
3.3.    Approved AR Loan Facility. The terms and provisions of Section 10.21 of the Senior Credit Agreement in effect as of the date of this Agreement are hereby incorporated into this Agreement by reference. In the event that Senior Agent approves a revolving loan facility in accordance with the terms and provisions of such Section 10.21 of the Senior Credit Agreement, Junior Lender shall (a) be deemed to have approved such revolving loan facility so long as (i) such revolving loan facility is approved by all existing Senior Lenders, (ii) no Senior Default or Subordinated Debt Default has occurred and is continuing and (iii) Senior Agent shall not have delivered a Senior Default Notice to Junior Lender in connection with any blockage of Permitted Subordinated Debt Payments pursuant to Section 2.3(a) hereof, and (b) work together with Senior Agent and the Borrower in good faith, and at the Borrower’s sole cost and expense, to negotiate and enter into such amendments to this Agreement and such Subordinated Debt Documents as may be necessary, to permit such indebtedness, to release and/or subordinate such liens as may be necessary to effectuate such revolving loan facility, and to enter into such third party documents as may be reasonably requested by Borrower and/or such revolving loan lender.
4.    Intercreditor Provisions.
4.1.    Management of Collateral. Subject to the other terms and conditions of this Agreement including, without limitation, the rights of the Junior Lender under Section 2.4, until the Senior Debt has been indefeasibly paid in full in cash (or another form acceptable to the Senior Agent in writing) , and both inside and outside of a Proceeding, the Senior Agent, and the Senior Lenders or any representative thereof in the manner provided in the Senior Debt Documents, shall have the exclusive right to manage, perform and enforce the terms of the Senior Debt Documents and the other Documents with respect to any Collateral, to exercise and enforce all privileges and rights thereunder and with respect thereto, according to their sole and absolute discretion and the exercise of their business judgment, including, without limitation, the exclusive right to take or retake control or possession of any Collateral and to hold, prepare for sale, process, sell, lease, foreclose upon, dispose of, collect, or liquidate any Collateral and to incur expenses in connection with any of the foregoing, including, without limitation, in connection with such sale or disposition and to exercise any and all of the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. In furtherance and not in limitation of the foregoing, Junior Lender waives any and all rights to direct the method of any action by any holder of Senior Debt (or any representative thereof) in connection with, and any right to object to, a strict foreclosure with respect to any Collateral, waives any and all rights of redemption and hereby consents to each holder of Senior Debt (or any representative thereof) dealing in all respects with the Collateral as if there were no Liens on the Collateral securing the Subordinated Debt; provided, however, that nothing herein shall constitute a waiver the Junior Lender’s right to object to or assert that a private or public sale conducted by the Senior Agent was commercially unreasonable. In conducting any public or private sale under the Uniform Commercial Code, the Senior Agent shall give the Junior Lender such notice of such sale as may be required by the applicable Uniform Commercial Code; provided, however, that ten (10) days’ notice shall be deemed to be commercially reasonable notice.
4.2.    Permitted Actions. Subject in all respects to the terms of this Agreement, nothing contained herein shall be construed to limit or impair in any way the right of: (a) any Secured Creditor to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any Secured Creditor; (b) any Secured Creditor to join (but not control) any foreclosure or other judicial Lien enforcement proceeding with respect to the Collateral initiated by any other Secured Creditor for the sole purpose of protecting such Secured Creditor’s Lien on the Collateral, so long as it does not delay, hinder or interfere with the exercise by the such other Secured Creditor of its rights under this Agreement, the Documents or any applicable law; and (c) the Junior Lender to receive any remaining proceeds of Collateral after the Senior Debt has been indefeasibly paid in full in cash (or another form acceptable to the Senior Agent in writing) and all commitments to lend or otherwise extend credit under the Senior Debt Documents have irrevocably terminated in writing.
4.3.    Marshaling and Similar Rights. The Junior Lender hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require the Senior Lenders to marshal any property of the Borrower, any other Loan Party or any guarantor of the Senior Debt for the benefit of a Junior Lender. Until the indefeasible payment in full in cash (or another form which the Senior Agent has indicated in writing is acceptable) of the Senior Debt, the Junior Lender further agrees not to demand, request, plead or otherwise claim the benefit of, any appraisement, valuation or other similar right that may otherwise be available under applicable law.
5.    Representations and Warranties
5.1.    Representations and Warranties of Junior Lender. The Junior Lender hereby represents and warrants to the Senior Agent that (a) it is a limited liability company duly formed and validly existing under the laws of the State of Delaware (b) it has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by the Junior Lender will not violate or conflict with the organizational documents of the Junior Lender, any material agreement binding upon the Junior Lender or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of the Junior Lender, enforceable against the Junior Lender in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; and (e) the Junior Lender is the sole owner, beneficially and of record, of the Subordinated Debt.
5.2.    Representations and Warranties of the Senior Agent. The Senior Agent hereby represents and warrants to the Junior Lender that as of the date hereof: (a) it is a limited liability company duly formed and validly existing under the laws of the State of Delaware; (b) it has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by it will not violate or conflict with its organizational documents, any material agreement binding upon it or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles; and (e) the Senior Agent and the Senior Creditors are the sole owners, beneficially and of record, of the Senior Debt.
6.    Subrogation. Subject to the indefeasible payment in full in cash of all Senior Debt, the Junior Lender shall be subrogated to the rights of the Senior Lenders to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full and shall not assert or be entitled to enforce any such subrogation rights. The Junior Lender agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by the Junior Lender with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by the Junior Lender in trust as property of the holders of the Senior Debt and the Junior Lender shall forthwith segregate and deliver the same to the Senior Agent for application to the Senior Debt until the Senior Debt is indefeasibly paid in full in cash (or another form which the Senior Agent has indicated in writing is acceptable). Notwithstanding any other provision of this Agreement to the contrary, a Distribution made pursuant to this Agreement to the Senior Agent which otherwise would have been made to Junior Lender is not, as between the Borrower, any other Loan Party and Junior Lender, a payment by the Borrower or such other Loan Party to or on account of the Senior Debt.
7.    Entire Agreement; Modification. This Agreement evidences the entire agreement of the parties regarding the ordering of interests set forth herein, and all prior oral discussions and writings are merged into this Agreement. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Senior Agent, the Junior Lender and the Loan Parties, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.
8.    Sharing of Information. The Borrower and each other Loan Party irrevocably consents to the sharing among the Senior Agent, the Senior Lenders and the Junior Lender of any information they may now or hereafter have regarding the Borrower and the other Loan Parties, subject to the agreement of each of the Senior Lenders and the Junior Lender pursuant to the Senior Debt Documents and the Subordinated Debt Documents, as applicable, to maintain such information as confidential. This provision does not evidence or suggest any duty on the part of the Senior

Lenders or the Junior Lender to share such information.
9.    Further Assurances. Each party to this Agreement will promptly execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.
10.    Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 12:00 p.m. (Dallas time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four Business Days after deposit in the United States mail, postage prepaid and properly addressed.
Notices shall be addressed as follows:
If to Junior Lender:
Radnor Financial Center
555 E. Lancaster Avenue, Suite 520
Radnor, Pennsylvania 19087
Attn: Brian Murphy
Email:
with copies to (which shall not constitute notice):
Buchanan Ingersoll & Rooney, PC
301 Grant Street, 20th Floor
Pittsburgh, Pennsylvania 15219
Attn: Craig S. Heryford, Esq.
Email: craig.heryford@bipc.com
If to any Loan Party:
PDI, Inc.
Morris Corporate Center 1 & Building A
300 Interpace Parkway
Parsippany, NJ 07054
Attn: Graham Miao
Email: gmiao@pdi-inc.com
with copies to (which shall not constitute notice):
Pepper Hamilton LLP

3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
Attn: Steven J. Abrams
Email: abramss@pepperlaw.com
If to Senior Agent:
SWK Funding LLC
15770 North Dallas Parkway, Suite 1290
Dallas, Texas 75248
Attn: Winston Black
Email: notifications@swkhold.com
with copies to (which shall not constitute notice):
Holland & Knight LLP
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attn: RyanMagee
Email: ryan.magee@hklaw.com
or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 10.
11.    Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Senior Agent, the Senior Lenders, the Junior Lender, the Borrower, and the Loan Parties. To the extent permitted under the Senior Debt Documents, Senior Agent and any Senior Lender may, from time to time, without notice to any Junior Lender, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. To the extent permitted under this Agreement, Junior Lender may, from time to time, with Senior Agent’s prior written consent (such consent not to be unreasonably withheld), assign or transfer any or all of the Subordinated Debt or any interest therein and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Subordinated Debt shall, subject to the terms hereof, be and remain Subordinated Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Subordinated Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Subordinated Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.
12.    Relative Rights. This Agreement shall define the relative rights of Senior Agent and the Senior Lenders on the one hand and the Junior Lender on the other hand. Nothing in this Agreement shall (a) impair, as among the Borrower, the Loan Parties, the Senior Agent and the Senior Lenders and as between the Borrower and the Junior Lender, the obligation of the Borrower or any other Loan Party with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of the Senior Agent and Senior Lenders or the Junior Lender with respect to any other creditors of the Borrower or the other Loan Parties.
13.    Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.
14.    Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.
15.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
16.    Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.
17.    Continuation of Subordination; Termination of Agreement. This Agreement is a continuing agreement of subordination pursuant to its terms and in accordance with Section 510(a) of the Bankruptcy Code and shall remain in full force and effect until (i)the indefeasible payment in full in cash of the Senior Debt and (ii) the documents and instruments evidencing the Subordinated Debt have been terminated or performed, in each case in accordance with their respective terms after which this Agreement shall terminate without further action on the part of the parties hereto. The liability and obligations of Junior Lender hereunder shall be reinstated and revived, and the Senior Lenders’ and Senior Agent’s rights shall continue, with respect to any amount at any time paid on account of the Senior Debt which shall thereafter be required to be restored or returned by the Senior Lenders or Senior Agent in any Proceeding (including, without limitation, any repayment made pursuant to any provision of Chapter 5 of the Bankruptcy Code, or with respect to any fraudulent transfer or conveyance law), all as though such amount had not been paid. Junior Lender hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before or after the commencement of a Proceeding, and hereby waives any right it may have under applicable law to revoke this Agreement or any provisions hereof. To the extent, after the date hereof, any Subsidiary of the Borrower is required by the terms of any Senior Loan Document or Subordinated Debt Documents to become a guarantor thereunder (a “New Subsidiary”), the Borrower shall cause each such New Subsidiary to become a party hereto pursuant to an Instrument of Adherence in substantially the form of Exhibit B attached hereto and shall cause such New Subsidiary to comply with the requirements of such Instrument of Adherence. From and after the date on which such New Subsidiary becomes a party hereto, such New Subsidiary shall be a “Loan Party” hereunder.
18.    Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Delaware, without regard to conflicts of law principle, but giving effect to federal laws applicable to national banks.
19.    CONSENT TO JURISDICTION. EACH OF SENIOR AGENT, JUNIOR LENDER, THE BORROWER AND THE OTHER LOAN PARTIES HEREBY CONSENT TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS LOCATED IN DELAWARE AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAYBE LITIGATED IN SUCH COURTS. EACH OF JUNIOR LENDER, THE BORROWER AND THE OTHER LOAN PARTIES EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF JUNIOR LENDER, SENIOR AGENT, THE BORROWER AND THE OTHER LOAN PARTIES HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAYBE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO EACH JUNIOR LENDER, SENIOR AGENT, AND THE BORROWER AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.
20.    WAIVER OF JURY TRIAL. EACH OF JUNIOR LENDER, THE BORROWER, THE OTHER LOAN PARTIES AND SENIOR AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF JUNIOR LENDER, THE BORROWER, THE OTHER LOAN PARTIES AND SENIOR AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF JUNIOR LENDER, THE BORROWER, THE OTHER LOAN PARTIES AND SENIOR AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.
21.    NO ORAL AGREEMENTS. THIS AGREEMENT AND THE OTHER LOAN

DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.
[The Remainder of this Page Intentionally Left Blank]

(Signature Page to Subordination and Intercreditor Agreement)
IN WITNESS WHEREOF, the Junior Lender, the Borrower, each Loan Party and the Senior Agent have caused this Agreement to be executed as of the date first above written.
SENIOR AGENT:                SWK FUNDING-LLC, as Agent

By    /s/ Winston Black
Name:    Winston Black
Title:    Managing Director

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JUNIOR LENDER                REDPATH EQUITYHOLDER
REPRESENTATIVE, LLC, as Agent

By:    Commerce Health Ventures L.P, its member

By:    /s/ Brian G. Murphy
Name:    Brian G. Murphy
Title:    General Partner

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[Signature Page to Subordination and Intercreditor Agreement]

LOAN PARTIES:                PDI, INC.,
a Delaware corporation,
on behalf of itself and its subsidiaries and affiliates,

By:    /s/ Nancy S. Lurker
Name:    Nancy S. Lurker
Title:    Chief Executive Officer

INTERPACE DIAGNOSTICS, LLC,
a Delaware limited liability company
on behalf of itself and its subsidiaries and affiliates,

By:    /s/ Nancy S. Lurker
Name:    Nancy S. Lurker
Title:    Chief Executive Officer

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EXHIBIT A
to
Subordination and Intercreditor Agreement
JOINDER AGREEMENT
Reference is made to the Subordination and Intercreditor Agreement, dated as of October 31, 2014 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) among PDI, Inc., a Delaware Corporation (the “Borrower”), RedPath Equityholder Representative, LLC, a Delaware limited liability company (together with its permitted successors and assigns in such capacity, the “Junior Lender”), and SWK Funding LLC, a Delaware limited liability company, as the agent, sole lead arranger and sole bookrunner under the Senior Credit Agreement defined below (together with its permitted successors and assigns in such capacity, including in such capacity under any Permitted Refinancing Debt (as hereinafter defined), the “Senior Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned such terms in the Intercreditor Agreement.
Capitalized terms herein used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Joinder is being executed and delivered pursuant to Section 2.8 of the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being additional secured debt under the Intercreditor Agreement.
1.    Joinder. The undersigned, [                ], a [            ], (the “New Representative”) as [administrative agent] [collateral agent] under that certain [described applicable credit agreement or other document governing the subordinated debt] hereby:
(a)    represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the Subordinated Creditors under the Subordinated Loan Documents as Junior Lender under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and
(b)    agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:
[Address];
2.    Payment and Lien Subordination Confirmation.
The undersigned New Representative, on behalf of itself and each holder of Subordinated Debt for which the undersigned is acting as Junior Lender hereby agrees, for the benefit of all Subordinated Creditors, that the New Representative is bound by the provisions of the
Intercreditor Agreement, including the provisions relating to the subordination of the

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Subordinated Debt and the Senior Debt and the subordination of the Subordinated Creditor’s Liens in the Collateral to the Liens of the Senior Lenders.
3.    Governing Law and Miscellaneous Provisions. The provisions of Section 18 of the Intercreditor Agreement will apply with like effect to this Joinder Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Lien Sharing and Priority Confirmation Joinder to be executed by their respective officers or representatives as of [                , 20__].
[insert name of New Representative]
By:

Name:

Title:

The Senior Agent hereby acknowledges receipt of this Joinder:

as Senior Agent

By:
Name:
Title:

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EXHIBIT B
to
Subordination and Intercreditor Agreement
INSTRUMENT OF ADHERENCE
Dated as of ____________________
[[Address to current Senior Agent and Junior Lender]
Ladies and Gentlemen:
Reference is made to the Subordination and Intercreditor Agreement, dated as of October 31, 2014 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) among PDI, Inc., a Delaware Corporation (the “Borrower”), RedPath Equityholder Representative, LLC, a Delaware limited liability company (together with its permitted successors and assigns in such capacity, the “Junior Lender”), and SWK Funding LLC, a Delaware limited liability company, as the agent, sole lead arranger and sole bookrunner under the Senior Credit Agreement defined below (together with its permitted successors and assigns in such capacity, including in such capacity under any Permitted Refinancing Debt (as hereinafter defined), the “Senior Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned such terms in the Intercreditor Agreement.
The undersigned [NAME OF GUARANTOR SUBSIDIARY], a [GUARANTOR SUBSIDIARY ENTITY] (the “Adhering Party”) has on or prior to the date hereof executed and delivered to (a) the Senior Agent a Joinder Agreement in accordance with that certain Guarantee and Collateral Agreement (the “Senior Guarantee”) between Senior Agent, the Borrower and the Loan Parties thereto from time to time and has become a Guarantor (as such term is defined in the Senior Credit Agreement) thereunder and (b) the Junior Lender a Joinder Agreement in accordance with that certain Guarantee and Collateral Agreement (the “Subordinate Guarantee”) between Junior Lender, the Borrower and the Loan Parties thereto from time to time and has become a Guarantor (as such term is defined in the Senior Credit Agreement) thereunder and, in connection therewith, hereby agrees to become party to the Intercreditor Agreement and to comply with and be bound by all of the terms, conditions and covenants thereof all with the same effect as if it had executed the Intercreditor Agreement on the Effective Date. On or prior to the date of the execution of this Instrument of Adherence, the undersigned has become a party to one or more Senior Loan Documents or Subordinated Debt Documents (as applicable) and agrees to be bound thereby as if it had been a party to such documents on the Effective Date. The Adhering Party hereby acknowledges and agrees that it shall be a “Loan Party” under the Intercreditor Agreement.
The undersigned represents and warrants to the Senior Lenders, the Senior Agent, and the Junior Lender that:
(a)    it has all appropriate powers under its respective governing documents to become a party to the Intercreditor Agreement and to perform all of its respective obligations thereunder; and

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(b)    it is capable of complying with and is in compliance with all of the provisions of the Intercreditor Agreement.
This Instrument of Adherence shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the State of Texas without regard to principals of conflict of laws but with regard to federal laws applicable to national banks.
Very truly yours,

[INSERT NAME OF GUARANTOR SUBSIDIARY]

By:
Title:

Accepted and Agreed:

SWK Funding LLC,
as Senior Agent

By:
Title:

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